EXHIBIT 99.b



04-02
For further information:
Jack Walsh
Director of Investor Relations
Southern Union Company
570/829-8662

                            SOUTHERN UNION ANNOUNCES
                    SECOND QUARTER EARNINGS OF $34.4 MILLION;
            WEB CAST & CONFERENCE CALL SCHEDULED FOR 2 P.M. ET TODAY

         WILKES-BARRE, PA - (BUSINESS WIRE) - FEBRUARY 4, 2004 - Southern Union Company ("Southern Union" or the "Company") (NYSE: SUG) today reported net earnings available for common shareholders from continuing operations (hereafter referred to as "net earnings from continuing operations") of $34,418,000 ($.47 per common share diluted for outstanding options and warrants, hereafter referred to as "per share") for the three months ended December 31, 2003, compared with net earnings from continuing operations of $18,519,000 ($.32 per share) for the three months ended December 31, 2002.
         For the six months ended December 31, 2003, Southern Union recorded net earnings from continuing operations of $30,711,000 ($.42 per share) compared with net earnings from continuing operations of $9,333,000 ($.16 per share) for the same period in 2002.
         Southern Union President and Chief Operating Officer Thomas F. Karam stated, "We are very pleased with our results, which demonstrate the strength of our Panhandle operations and the benefits of their successful integration. We remain on plan to deliver on our fiscal 2004 earnings guidance of $1.28 to $1.43 per share."
         The Company's net earnings for the three and six months ended December 31, 2002 included $10,900,000 ($.19 per share) and $13,591,000 ($.23 per share), respectively, from discontinued operations.
         In June 2003, Southern Union issued a total of 14.621 million shares of common stock, of which 3.150 million were sold to CMS Energy and 11.471 million were sold to the public (adjusted for the 5% stock dividend distributed on July 31, 2003).
         Contributing factors to second quarter fiscal 2004 performance include:
o In June 2003, Southern Union completed its acquisition of Panhandle Eastern Pipe Line Company and its subsidiaries (collectively, "Panhandle Energy") from CMS Energy; in the three months ended December 31, 2003, Panhandle Energy contributed net earnings of $24,763,000 ($.33 per share).
o For the three months ended December 31, 2003, the Company experienced warmer-than-normal temperatures in all of its natural gas distribution areas. For the same period in 2002, Southern Union experienced colder-than-normal temperatures in all of its natural gas distribution areas.

         Southern Union will provide additional information about its second quarter fiscal 2004 operating results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission later today. The Form 8-K is accessible through the Investors section of the Company's web site at www.southernunionco.com.

WEB CAST & CONFERENCE CALL
         Southern Union will host a live web cast and conference call today at 2:00 p.m. ET to discuss second quarter results and outlook. The Company will also provide additional information pertaining to its news release on February 2, 2004, disclosing plans to further expand its Trunkline LNG Company, Lake Charles, La., liquefied natural gas ("LNG") import terminal, as well as a project to construct a 23-mile pipeline from the LNG terminal to the mainline of its Trunkline Gas Company subsidiary.
         To participate, visit Southern Union's web site at www.southernunionco.com or dial 800-901-5213 (international participants dial 617-786-2962) and enter passcode 53575489. A replay of the call will be available for one week by dialing 888-286-8010 (international callers dial 617-801-6888) and entering passcode 98149837.

ABOUT SOUTHERN UNION COMPANY
         Southern Union Company, headquartered in Wilkes-Barre, Pennsylvania, is engaged primarily in the transportation and distribution of natural gas. Through its Panhandle Energy subsidiary, the Company owns and operates Panhandle Eastern Pipe Line Company, Trunkline Gas Company, Sea Robin Pipeline Company, Trunkline LNG Company and Southwest Gas Storage Company. Collectively, the pipeline assets operate more than 10,000 miles of interstate pipelines that transport natural gas from the Gulf of Mexico, South Texas and the Panhandle regions of Texas and Oklahoma to major U.S. markets in the Midwest and Great Lakes region. Trunkline LNG, located on Louisiana's Gulf Coast, is the nation's largest liquefied natural gas import terminal. Through its local distribution companies, Missouri Gas Energy, PG Energy and New England Gas Company, Southern Union also serves nearly one million natural gas end-user customers in Missouri, Pennsylvania, Massachusetts and Rhode Island. For further information, visit www.southernunionco.com.

FORWARD-LOOKING INFORMATION
         THIS RELEASE AND OTHER COMPANY REPORTS AND STATEMENTS ISSUED OR MADE FROM TIME TO TIME CONTAIN CERTAIN "FORWARD-LOOKING STATEMENTS" CONCERNING PROJECTED FUTURE FINANCIAL PERFORMANCE, EXPECTED PLANS OR FUTURE OPERATIONS. SOUTHERN UNION CAUTIONS THAT ACTUAL RESULTS AND DEVELOPMENTS MAY DIFFER MATERIALLY FROM SUCH PROJECTIONS OR EXPECTATIONS.
     INVESTORS SHOULD BE AWARE OF IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING PROJECTIONS OR EXPECTATIONS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO: COST OF GAS; GAS SALES VOLUMES; GAS THROUGHPUT VOLUMES AND AVAILABLE SOURCES OF NATURAL GAS; DISCOUNTING OF TRANSPORTATION RATES DUE TO COMPETITION; CUSTOMER GROWTH; ABNORMAL WEATHER CONDITIONS IN THE COMPANY'S SERVICE TERRITORIES; IMPACT OF RELATIONS WITH LABOR UNIONS OF BARGAINING-UNIT EMPLOYEES; THE RECEIPT OF TIMELY AND ADEQUATE RATE RELIEF AND THE IMPACT OF FUTURE RATE CASES OR REGULATORY RULINGS; THE OUTCOME OF PENDING AND FUTURE LITIGATION; THE SPEED AND DEGREE TO WHICH COMPETITION IS INTRODUCED TO OUR GAS DISTRIBUTION BUSINESS; NEW LEGISLATION AND GOVERNMENT REGULATIONS AND PROCEEDINGS AFFECTING OR INVOLVING THE COMPANY; UNANTICIPATED ENVIRONMENTAL LIABILITIES; THE COMPANY'S ABILITY TO COMPLY WITH OR TO CHALLENGE SUCCESSFULLY EXISTING OR NEW ENVIRONMENTAL REGULATIONS; CHANGES IN BUSINESS STRATEGY AND THE SUCCESS OF NEW BUSINESS VENTURES; EXPOSURE TO CUSTOMER CONCENTRATION WITH A SIGNIFICANT PORTION OF REVENUES REALIZED FROM A RELATIVELY SMALL NUMBER OF CUSTOMERS AND ANY CREDIT RISKS ASSOCIATED WITH THE FINANCIAL POSITION OF THOSE CUSTOMERS;
FACTORS AFFECTING OPERATIONS SUCH AS MAINTENANCE OR REPAIRS, ENVIRONMENTAL INCIDENTS OR GAS PIPELINE SYSTEM CONSTRAINTS; OUR OR ANY OF OUR SUBSIDIARIES DEBT SECURITIES RATINGS; THE ECONOMIC CLIMATE AND GROWTH IN OUR INDUSTRY AND SERVICE TERRITORIES AND COMPETITIVE CONDITIONS OF ENERGY MARKETS IN GENERAL; INFLATIONARY TRENDS; CHANGES IN GAS OR OTHER ENERGY MARKET COMMODITY PRICES AND INTEREST RATES; THE CURRENT MARKET CONDITIONS CAUSING MORE CUSTOMER CONTRACTS TO BE OF SHORTER DURATION, WHICH MAY INCREASE REVENUE VOLATILITY; THE POSSIBILITY OF WAR OR TERRORIST ATTACKS; THE NATURE AND IMPACT OF ANY EXTRAORDINARY TRANSACTIONS SUCH AS ANY ACQUISITION OR DIVESTITURE OF A BUSINESS UNIT OR ANY ASSETS.








Following are the unaudited comparative, summarized financial results of Southern Union Company and Subsidiaries for the three- and six-month periods ended December 31, 2003 and 2002 (amounts in thousands except shares and per share amounts):

                                                                                THREE MONTHS ENDED            SIX MONTHS ENDED
                                                                                    DECEMBER 31,                 DECEMBER 31,
                                                                              2003 (a)        2002         2003 (a)        2002 (b)
                                                                              --------        ----         --------        --------


Operating revenues ...................................................   $     507,113   $     346,104   $     738,507   $   445,814
                                                                         =============   =============   =============   ===========

Net operating margin (c) .............................................   $     240,097   $     118,031   $     409,406   $   172,495
                                                                         =============   =============   =============   ===========

Earnings from continuing operations ..................................   $      38,422   $      18,519   $      34,715   $     9,333
                                                                         =============   =============   =============   ===========

Earnings from discontinued operations ................................   $        --     $      10,900   $        --     $    13,591
                                                                         =============   =============   =============   ===========

Net earnings available for common stockholders .......................   $      34,418   $      29,419   $      30,711   $    22,924
                                                                         =============   =============   =============   ===========

Net earnings from continuing operations per share (d):
     Basic ...........................................................   $        0.48   $        0.33   $        0.43   $      0.16
                                                                         =============   =============   =============   ===========
     Diluted .........................................................   $        0.47   $        0.32   $        0.42   $      0.16
                                                                         =============   =============   =============   ===========

Net earnings available for common shareholders per share (d):
    Basic ............................................................   $        0.48   $        0.52   $        0.43   $      0.40
                                                                         =============   =============   =============   ===========
    Diluted ..........................................................   $        0.47   $        0.50   $        0.42   $      0.39
                                                                         =============   =============   =============   ===========

Weighted average shares outstanding (d):
    Basic ............................................................      71,759,349      56,919,821      71,748,220    56,713,616
                                                                         =============   =============   =============   ===========
    Diluted ..........................................................      73,957,901      58,737,336      73,804,782    58,671,826
                                                                         =============   =============   =============   ===========

(a) The three- and six-month periods ended December 31, 2003, include net earnings from Panhandle Energy of $24,763,000 and $44,883,000, respectively. The three- and six-month periods ended December 31, 2003, also include $4,004,000 of non-taxable dividends paid on preferred stock.

(b) The six-month period ended December 31, 2002, includes an after-tax gain of $10,920,000 on the settlement of the Company's claims related to the Southwest Gas case, which was partially offset by related litigation expense of $2,692,000, net of tax.

(c) Net operating margin consists of operating revenues less gas purchase costs and revenue-related taxes.

(d) All periods have been adjusted for the 5% stock dividend distributed on July 31, 2003.


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